Exhibit 99.1

Gevo Provides Production Update on its Luverne, Minn., Isobutanol Facility

ENGLEWOOD, Colo. – SEPT. 24, 2012 – During May, Gevo, Inc. (NASDAQ: GEVO), a leading renewable chemicals and next generation biofuels company, announced the start-up of its Luverne, Minn., bio-isobutanol production facility. Over the past 17 weeks, Gevo has successfully produced and shipped commercial-quality product in railcars for customers.

“To date, we have proven we can produce bio-isobutanol, and do it on a commercial scale – years ahead of the competition,” said CEO Patrick Gruber, Ph.D. “This start-up is very typical of other start-ups we have done: you have to learn a lot in a very short period of time, both what works well and what needs to be adjusted. Early indications are that, while we are making significant progress towards economic production levels, we will not achieve our desired year-end run rate – instead we would expect to achieve that during 2013.

“While we have made significant progress towards economic production levels, we have decided to optimize certain specific parts of our technology to further enhance bio-isobutanol production rates. Implementing these adjustments while trying to produce product in a plant the size of Luverne makes no sense from a business or technical point of view, particularly when we have better options available. In order to maximize cash flow, we believe it makes more sense to temporarily shift to ethanol production. This optionality is a result of Gevo’s patented retrofit design that allows for switching between isobutanol and ethanol. It’s very important to us to introduce this technology to the marketplace in the most considered and responsible way, and do what’s right for our customers, our shareholders, and the long-term needs of the business.”

Gevo’s market development is proceeding well. Bio-isobutanol applications for the specialty chemicals and chemical intermediates sectors include groundbreaking work in paraxylene with Toray and Coca-Cola. Gevo also continues to develop opportunities in the jet, marine and small engine markets, with plans to ultimately scale into retail gasoline as volumes come online. Gevo has agreements in place with partners such as Sasol, Total, VP Racing Fuels, Mansfield Oil, and Land O’ Lakes Purina. Business development activities with these and other key partners remain ongoing while demand remains high for initial plant capacity.

“In five short years, we have gone from start-up to commercial-scale production at the world’s first commercial bio-isobutanol production facility,” Gruber added. “Production start-ups are never easy, but we are years ahead of our competition and well on our way to realizing economic production levels during 2013.”

Conference Call Information

Gevo will host a conference call on Mon., Sept. 24, 2012 at 5:30 p.m. EDT (3:30 p.m. MDT) to provide a production update on its Luverne, Minn., biobased isobutanol facility.

To participate in the conference call, please dial 1-866- 383-8119 (inside the US) or 1-617-597-5344 (outside the US) and reference the access code 80309217.

A replay of the call will be available two hours after the conference call ends on Sept. 24, 2012 until Midnight EDT on Oct. 1, 2012. To access the replay, please dial 1-888-286-8010 (inside the US) or 1-617-801-6888 (outside the US) and reference the access code 48707102.

About Gevo

Gevo’s patent-protected, capital-light business model converts existing ethanol plants into biorefineries to make isobutanol. This versatile chemical can be directly integrated into existing chemical and fuel products to deliver environmental and economic benefits. Gevo is now producing isobutanol at its first commercial facility in Luverne, Minn., and has a marquee list of partners including Coca-Cola, Sasol, and LANXESS, among others. Gevo is committed to a sustainable biobased economy that meets society’s needs for plentiful food and clean air and water. For more information, visit www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that are not purely statements of historical fact, and can sometimes be identified by our use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive” and similar words. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2011, as amended, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Gevo.

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Media Contact: Steve Halsey Gibbs & Soell for Gevo T: (212) 697-2600 shalsey@gibbs-soell.com	Investor Contact: Sarah McCabe Stern IR for Gevo T: (267) 909-9237 sarah@sternir.com